6.10

                      BRIDGE LOAN AND CONSULTING AGREEMENT
                 BY AND BETWEEN PACIFIC ACQUISITION GROUP, INC.
                AND GREG PLUNKETT, INC. DATED DECEMBER 20, 1995

                                   [TO COME]